UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2013 (November 5, 2013)

CLARCOR INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11024	36-0922490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

840 Crescent Centre Drive, Suite 600, Franklin, TN 37067

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 615-771-3100

No Change

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 5, 2013, CLARCOR Inc., a Delaware corporation (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) with General Electric Company, a New York corporation (“GE”), pursuant to which the Company would acquire the Air Filtration business of GE’s Power and Water division (the “Business”) through the acquisition of certain assets and the assumption of certain liabilities related to the Business, as well as the acquisition of the stock of a subsidiary of GE. The purchase price payable by the Company under the Purchase Agreement would be $265 million in cash, subject to adjustment based on the working capital of the Business as of the closing of the transactions contemplated by the Purchase Agreement (the “Closing”).

The Purchase Agreement contains various representations and warranties and covenants by the parties to such agreement and related indemnification obligations. The Closing is expected to occur in the fourth quarter of 2013 and is subject to certain closing conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The foregoing summary of the proposed transaction and the terms and conditions of the Purchase Agreement is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Purchase Agreement has been included to provide stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, GE or the Business. The representations, warranties, and covenants contained in the Purchase Agreement were made solely for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to stockholders. Stockholders should not rely on the representations, warranties, or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, GE or the Business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01 Regulation FD Disclosure.

On November 5, 2013, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

2.1	Purchase Agreement, dated as of November 5, 2013, between the Company and GE*

99.1	Press Release dated November 5, 2013

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARCOR INC.

By:	/s/ Richard M. Wolfson
Richard M. Wolfson
Vice President, General Counsel and Secretary

Date: November 5, 2013

EXHIBIT INDEX

No.	Exhibit

2.1	Purchase Agreement, dated as of November 5, 2013, between the Company and GE

99.1	Press Release dated November 5, 2013